Exhibit (17)(f)

IVY FUNDS

Ivy Asset Strategy Fund
Ivy Core Equity Fund
Ivy Cundill Global Value Fund
Ivy Dividend Income Fund
Ivy European Opportunities Fund
Ivy Global Natural Resources Fund
Ivy High Income Fund
Ivy International Fund
Ivy International Growth Fund
Ivy International Value Fund
Ivy Large Cap Growth Fund
Ivy Limited-Term Bond Fund
Ivy Mid Cap Growth Fund
Ivy Money Market Fund
Ivy Municipal Bond Fund
Ivy Pacific Opportunities Fund
Ivy Science and Technology Fund
Ivy Small Cap Growth Fund
Ivy Tax-Managed Equity Fund

Supplement Dated July 25, 2003 To Prospectus Dated July 1, 2003
(and supplemented July 7, 2003 and July 15, 2003)

1.	The following Funds now offer Class Y shares:
Ivy Cundill Global Value Fund
Ivy European Opportunities Fund
Ivy Global Natural Resources Fund
Ivy International Fund
Ivy International Value Fund
Ivy Pacific Opportunities Fund

The general information and disclosure in the Prospectus regarding Class Y shares also applies to the Class Y shares of each of the above-referenced Funds.

2.	The following supplements the information in the “Fees and Expenses” section for:

IVY CUNDILL GLOBAL VALUE FUND

Fees and Expenses
 The following tables describe the fees and expenses that you may pay if you buy and hold Class Y shares of the Fund:

Shareholder Fees
fees paid directly from your investment
Maximum sales charge (load) imposed on purchase (as a % of offering price)	None
Maximum deferred sales charge (load) (as a % of purchase price)	None
Redemption fee/exchange fee (as a % of amount redeemed, if applicable) ([1])	2.00%

Estimated Annual Fund Operating Expenses
expenses that are deducted from Fund assets([2])
Management fees	1.00%
Distribution and/or service (12b-1) fees	0.25%
Other expenses	3.78%

Total annual Fund operating expenses	5.03%
Expenses reimbursed([3])	2.28%
Net Fund operating expenses	2.75%

([1]) If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class Y shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

([2]) The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A expenses for the fiscal year ended December 31, 2002.

([3]) The Fund’s Investment Manager has contractually agreed to reimburse the Fund’s expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the Fund’s Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund’s average net assets (excluding 12b-1 fees and certain other expenses).

Example
 This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for the time periods specified and then redeem all of your shares at the end of those periods, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$278	$853	$1,454	$3,362

3.          The following supplements the information in the “Fees and Expenses” section for:

IVY EUROPEAN OPPORTUNITIES FUND

Fees and Expenses
 The following tables describe the fees and expenses that you may pay if you buy and hold Class Y shares of the Fund:

Shareholder Fees
fees paid directly from your investment
Maximum sales charge (load) imposed on purchase (as a % of offering price)	None
Maximum deferred sales charge (load) (as a % of purchase price)	None
Redemption fee/exchange fee (as a % of amount redeemed, if applicable) ([1])	2.00%

Estimated Annual Fund Operating Expenses
expenses that are deducted from Fund assets
Management fees([2])	1.00%
Distribution and/or service (12b-1) fees	0.25%
Other expenses	0.96%
Total annual Fund operating expenses	2.21%

([1]) If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class Y shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

([2]) Management fees are reduced to 0.85% for net assets over $250 million, and reduced to 0.75% on net assets over $500 million.

Example
 This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for the time periods specified and then redeem all of your shares at the end of those periods, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$224	$691	$1,185	$2,544

4.          The following supplements the information in the “Fees and Expenses” section for:

IVY GLOBAL NATURAL RESOURCES FUND

Fees and Expenses
 The following tables describe the fees and expenses that you may pay if you buy and hold Class Y shares of the Fund:

Shareholder Fees
fees paid directly from your investment
Maximum sales charge (load) imposed on purchase (as a % of offering price)	None
Maximum deferred sales charge (load) (as a % of purchase price)	None
Redemption fee/exchange fee (as a % of amount redeemed, if applicable) ([1])	2.00%

Estimated Annual Fund Operating Expenses
expenses that are deducted from Fund assets
Management fees	1.00%
Distribution and/or service (12b-1) fees	0.25%
Other expenses	1.19%
Total annual Fund operating expenses	2.44%

([1]) If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class Y shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

Example
 This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for the time periods specified and then redeem all of your shares at the end of those periods, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$247	$761	$1,301	$2,776

5.          The following supplements the information in the “Fees and Expenses” section for:

IVY INTERNATIONAL FUND

Fees and Expenses
 The following tables describe the fees and expenses that you may pay if you buy and hold Class Y shares of the Fund:

Shareholder Fees
fees paid directly from your investment
Maximum sales charge (load) imposed on purchase (as a % of offering price)	None
Maximum deferred sales charge (load) (as a % of purchase price)	None
Redemption fee/exchange fee (as a % of amount redeemed, if applicable) ([1])	2.00%

Estimated Annual Fund Operating Expenses
expenses that are deducted from Fund assets
Management fees([2])	1.00%
Distribution and/or service (12b-1) fees	0.25%
Other expenses	0.75%
Total annual Fund operating expenses	2.00%

([1]) If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class Y shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

([2]) Management fees are reduced to 0.90% for net assets over $2.0 billion, and reduced to 0.80% on net assets over $2.5 billion and reduced to 0.70% for net assets over $3.0 billion.

Example
 This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for the time periods specified and then redeem all of your shares at the end of those periods, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$203	$627	$1,078	$2,327

6.          The following supplements the information in the “Fees and Expenses” section for:

IVY INTERNATIONAL VALUE FUND

Fees and Expenses
 The following tables describe the fees and expenses that you may pay if you buy and hold Class Y shares of the Fund:

Shareholder Fees
fees paid directly from your investment
Maximum sales charge (load) imposed on purchase (as a % of offering price)	None
Maximum deferred sales charge (load) (as a % of purchase price)	None
Redemption fee/exchange fee (as a % of amount redeemed, if applicable) ([1])	2.00%

Estimated Annual Fund Operating Expenses
expenses that are deducted from Fund assets
Management fees	1.00%
Distribution and/or service (12b-1) fees	0.25%
Other expenses	1.13%
Total annual Fund operating expenses	2.38%

([1]) If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class Y shares redeemed or exchanged within 30 days of purchase are subject to a 2.00%

redemption/exchange fee.

Example
 This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for the time periods specified and then redeem all of your shares at the end of those periods, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$241	$742	$1,270	$2,716

7.          The following supplements the information in the “Fees and Expenses” section for:

IVY PACIFIC OPPORTUNITIES FUND

Fees and Expenses
 The following tables describe the fees and expenses that you may pay if you buy and hold Class Y shares of the Fund:

Shareholder Fees
fees paid directly from your investment
Maximum sales charge (load) imposed on purchase (as a % of offering price)	None
Maximum deferred sales charge (load) (as a % of purchase price)	None
Redemption fee/exchange fee (as a % of amount redeemed, if applicable) ([1])	2.00%

Estimated Annual Fund Operating Expenses
expenses that are deducted from Fund assets([2])
Management fees	1.00%
Distribution and/or service (12b-1) fees	0.25%
Other expenses	2.18%
Total annual Fund operating expenses	3.43%
Expenses reimbursed([3])	0.68%
Net Fund operating expenses	2.75%

([1]) If you choose to receive your redemption proceeds via Federal Funds wire, a $10 wire fee will be charged to your account. Class Y shares redeemed or exchanged within 30 days of purchase are subject to a 2.00% redemption/exchange fee.

([2]) The expense information shown above has been restated to reflect current fees. Expenses reimbursed are estimates based on Class A expenses for the fiscal year ended December 31, 2002.

([3]) The Fund’s Investment Manager has contractually agreed to reimburse the Fund’s expenses for the fiscal year ending December 31, 2003, and for the following eight years, to the extent necessary to ensure that the Fund’s Annual Fund Operating Expenses, when calculated at the Fund level, do not exceed 2.50% of the Fund’s average net assets (excluding 12b-1 fees and certain other expenses).

Example
 This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for the time periods specified and then redeem all of your shares at the end of those periods, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$278	$853	$1,454	$3,164

8.          The Advisor Class of shares of the following Funds is closed to new investors:

Ivy Cundill Global Value Fund Ivy European Opportunities Fund Ivy Global Natural Resources Fund Ivy International Fund Ivy International Value Fund Ivy Pacific Opportunities Fund

Advisor Class shareholders may exchange into Class Y shares of any of the funds in the Ivy Family of Funds or into Class A shares of Ivy Money Market Fund.

WRS3300C